Exhibit 10.28

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT(this “Amendment”), dated as of May 11, 2020, is made and entered into, by and between GB

Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS LV” and together with GBS LV and the Seller, the “GBS Parties”), and AJE Management, LLC, a California limited liability company (the “Buyer”, and together with the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a Membership Interest Purchase Agreement (the “Agreement”) dated as of March 24, 2020, and desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.	Amendments.

(a)    Section 2.2(b) of the Agreement is hereby amended by deleting “Closing Inventory” from clause (B) thereof, so that Section 2.2(b) is restated in its entirety to read as follows:

“(b)         Seller and Buyer agree that the Purchase Price to be paid at the Closing shall be (A) reduced by any (i) Employee Liability Amounts,

(ii) Teco Subsidiary Fines, (iii) Liabilities of the Teco Subsidiaries incurred prior to the Management Commencement Date and not included on the Balance Sheet, and (iv) 50% of all costs and expenses incurred by the Buyer and its Affiliates in connection with obtaining the Nevada Approval, and (B) increased by the amount of Closing Cash. Seller and Buyer further agree that except as expressly set forth in the preceding sentence, the Purchase Price to be paid at the Closing shall not be reduced by any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date other than in respect of accrued management fees due to Buyer under the Management Agreement.

(b)	The definition of “Closing Inventory” is hereby deleted from Article I of the

Agreement.

2.    Effect of Amendment. Except to the extent amended hereby, the Agreement and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

3.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

Exhibit 10.28

4.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

                                                                                         By: GB SCIENCES, INC., as sole member

By: /s/: John Poss

Name: John Poss

  Title: Chief Executive Officer

GB SCIENCES, INC

By:  /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/: David Weiner

Name: David Weiner

Title: Manager

2